As filed with the Securities and Exchange Commission on October 21, 2009.
Registration No. 333-71961

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
DPH Holdings Corp.

(Exact name of Registrant as specified in its charter)

Delaware	38-3430473
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
5725 Delphi Drive
Troy, Michigan 48098

(Address of Registrant’s principal executive offices)
DELPHI AUTOMOTIVE SYSTEMS
CLASSIFIED SALARY AND HOURLY STOCK OPTION PLAN

(Full title of the plan)

John C. Brooks
President, Secretary and Treasurer
DPH Holdings Corp.
5725 Delphi Drive, Troy, Michigan 48098
(248) 813-2143
(Name, address and telephone number of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

EXPLANATORY STATEMENT
This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-71961 (the “Registration Statement”), is being filed to deregister certain shares of common stock, par value $.01 per share (the “Shares”), of Delphi Corporation (the “Registrant”) that were registered for issuance pursuant to the Delphi Automotive Systems Classified Salary and Hourly Stock Option Plan (the “Plan”). On October 6, 2009, the Registrant’s plan of reorganization, as confirmed by the United States Bankruptcy Court for the Southern District of New York on July 30, 2009, became effective and all outstanding Shares were cancelled. At such time, the Registrant emerged from bankruptcy as DPH Holdings Corp., a Delaware corporation. The Registration Statement registered 178,240 Shares pursuant to the Plan and the Registration Statement is hereby amended to deregister the remaining unissued Shares.

PART II
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on October 21, 2009.

DPH HOLDINGS CORP.
(Registrant)
By:	/s/ John C. Brooks
John C. Brooks
President, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 21, 2009 by the following persons in the capacities indicated.

/s/ John C. Brooks	President, Secretary, Treasurer and Sole Director
John C. Brooks

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